UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2020

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-08897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 E. Dublin-Granville Road, Columbus, Ohio 43081
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares	BIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into Material Definitive Agreements.

On April 22, 2020, Big Lots, Inc. (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with (i) Ancora Advisors, LLC, Ancora Merlin Institutional, LP, Ancora Merlin, LP, Ancora Catalyst Institutional, LP, Ancora Catalyst, LP, Ancora Catalyst SPV I LP, Ancora Catalyst SPV I SPC Ltd. - Segregated Portfolio C (the foregoing, collectively with their respective Affiliates, “Ancora”); and (ii) Macellum Advisors GP, LLC, Macellum Management, LP, Macellum Opportunity Fund LP (the foregoing, collectively with each of their respective Affiliates, “Macellum” and, collectively with Ancora, the “Investor Group”).

Pursuant to the Settlement Agreement, the board of directors of the Company (the “Board”) (1) increased the size of the Board from nine to eleven members; (2) appointed Aaron Goldstein (the “Macellum Designee”) and Andrew Clarke (the “Independent Designee” and, together with the Macellum Designees, the “Investor Group Designees”) to fill the vacancies resulting from such increase in the size of the Board; (3) appointed each of the Investor Group Designees to at least one standing committee of the Board; and (4) formed a new capital allocation planning committee, to be comprised of the Investor Group Designees, the Company’s Chief Executive Officer, Bruce K. Thorn (as nonvoting member), Cynthia T. Jamison and Wendy L. Schoppert (who will chair the committee).

The Settlement Agreement further provides, among other things, that:

•the Board will recommend and support the Investor Group Designees and Thomas A. Kingsbury as nominees for election to the Board in the Company’s proxy statement for the upcoming 2020 annual meeting of shareholders (the “2020 Annual Meeting”) for a term ending at the 2021 annual meeting of shareholders (the “2021 Annual Meeting”). Mr. Kingsbury will be invited as a guest to all meetings of the Board held prior to the 2020 Annual Meeting;

•at the 2020 Annual Meeting, one incumbent director will not stand for reelection, and as of the conclusion of the 2020 Annual Meeting, the size of the Board will be no larger than eleven members through the Standstill Period (as defined below) unless approved by the Company’s shareholders in connection with any merger, consolidation, acquisition, business combination, sale, recapitalization, restructuring, share issuance or similar extraordinary transaction that is submitted to the Company’s shareholders for approval (“Extraordinary Transaction”);

•the Company will hold the 2020 Annual Meeting by June 15, 2020 and the 2021 Annual Meeting by May 31, 2021;

•the Macellum Designee deliver an executed letter, in the form attached as Exhibit B to the Settlement Agreement, tendering his resignation in the event (1) the Investor Group’s beneficial ownership falls below 3% in the aggregate (a “Minimum Ownership Event”) of the Company’s common shares (the “Common Shares”) or (2) of any notice of intent to nominate directors at the 2021 Annual Meeting;

•during the Standstill Period, prior to any Minimum Ownership Event, if either Investor Group Designee ceases to be a director of the Company for any reason, the Investor Group may propose a replacement director, reasonably acceptable to the Board, subject to certain exceptions;

•the Investor Group will be subject to customary standstill restrictions, including, among others, with respect to acquiring beneficial ownership of more than 12.5% of the Common Shares in the aggregate, proxy solicitation and related matters, public proposals for Extraordinary Transactions and other changes, each of the foregoing subject to certain carveouts;

•the Investor Group will vote all of its Common Shares in accordance with the Board’s recommendations for the election, removal and/or replacement of directors and all other proposals (a “Director Proposal”) except for (i) proposals with respect to Extraordinary Transactions; (ii) proposals with respect to implementation of takeover defenses; and (iii) proposals for which either Institutional Shareholder Services, Inc. or Glass Lewis & Co., LLC make voting recommendations that differ from the Board’s recommendations (except for a Director Proposal);

•each party will not make any public or private defaming or disparaging statements about the other, subject to certain exceptions;

•each party will not institute any lawsuit, action, suit, claim or other proceeding before any court against the other party, subject to certain exceptions;

•Macellum and the Macellum Designee have entered into a customary confidentiality agreement with the Company substantially in the form attached as Exhibit D to the Settlement Agreement;

•the Settlement Agreement will terminate upon the end of the “Standstill Period”, which is the earlier of (i) February 28, 2021 and (ii) 30 days prior to the nomination deadline set forth in the Company’s proxy statement, code of regulations or other public disclosure, unless the Investor Group accepts the Board’s offer to renominate the Investor Group Designees, noticed to the Investor Group at least 30 days prior to the end of the Standstill Period. In such event, the Standstill Period will automatically extend until the earlier of (i) February 28, 2022 and (ii) 30 days prior to the nomination deadline for the 2022 annual meeting of shareholders. If the Investor Group does not accept such offer, the Standstill Period will terminate as originally scheduled and the Macellum Designee will resign from the Board upon delivery of any notice of intent to nominate directors at the 2021 Annual Meeting, which must be provided no later than the date that is 30 days following the end of the Standstill Period. Without such notice by such date, no member of the Investor Group may nominate directors at, or solicit proxies for, the 2021 Annual Meeting; and

•the Company will reimburse the Investor Group for its reasonable, documented out-of-pocket fees and expenses incurred in connection with the 2020 Annual Meeting and the subject matter of the Settlement Agreement up to an amount of $475,000 in the aggregate.

The description of the Settlement Agreement contained in this Current Report on Form 8-K is a summary and is qualified in its entirety by the complete terms of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

On April 22, 2020, the Board appointed the Investor Group Designees as directors to fill the vacancies on the Board created by the increase in the size of the Board from nine to eleven members. Each Investor Group Designee will serve until the 2020 Annual Meeting and until his respective successor is duly elected and qualified or until his earlier death, resignation or removal. In connection with their appointments, the Board also appointed the Macellum Designee to serve as a member of the Audit Committee and the Independent Designee as a member of the Nominating / Corporate Governance Committee. Both Investor Group Designees will serve as members of the newly formed capital allocation planning committee.

Except as otherwise described in Item 1.01, there were no arrangements or understandings between either Investor Group Designees and any other persons, pursuant to which such Investor Group Designee was selected as a director and no information is required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Investor Group Designees will each receive the same compensation as the Company’s other non-employee directors as described in the Company’s proxy statement relating to its 2019 annual meeting of shareholders.

Press Release

On April 23, 2020, the Company issued a press release announcing the matters described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

10.1
Settlement Agreement dated April 22, 2020, by and among Big Lots, Inc., Ancora Advisors, LLC, Ancora Merlin Institutional, LP, Ancora Merlin, LP, Ancora Catalyst Institutional, LP, Ancora Catalyst, LP, Ancora Catalyst SPV I LP, Ancora Catalyst SPV I SPC Ltd. - Segregated Portfolio C, Macellum Advisors GP, LLC, Macellum Management, LP, and Macellum Opportunity Fund LP.

	99.1	Big Lots, Inc. press release dated April 23, 2020.

	104	Cover Page Interactive Data File (formatted as Inline XBRL).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: April 23, 2020	By:	/s/ Ronald A. Robins, Jr.
Ronald A. Robins, Jr.
Executive Vice President, General Counsel and Corporate Secretary